UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2006

Hibbett Sporting Goods, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-20969	63-1074067
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

451 Industrial Lane

Birmingham, Alabama 35211

(Address of principal executive offices)

(205) 942-4292

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Hibbett Sporting Goods, Inc. released its results of operations for the thirteen-week and fifty-two week period ended January 28, 2006, in a press release issued on March 9, 2006.

The information in this Item, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

Item 7.01. Regulation FD Disclosures.

The information contained in Item 2.02 (including disclaimer) is incorporated by reference into this item 7.01.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

This exhibit is furnished pursuant to Item 2.02 and Item 7.01, respectively and shall not be deemed to be “filed”.

Exhibit No.	Description

99.1	Press Release Dated March 9, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTING GOODS, INC.

By:
Gary A. Smith
Vice President and Chief Financial Officer

March 10, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Dated March 9, 2006

EXHIBIT 99.1

(Hibbett Sporting Goods, Inc. Letterhead)

Contact:	Gary Smith
Vice-President &
Chief Financial Officer
(205) 942-4292

HIBBETT REPORTS RECORD FISCAL 2006 EARNINGS

•	Fiscal 2006 Earnings Per Share Up 40.0%
•	Fourth Quarter Earnings Per Share Increases 26.1%
•	Issues Fiscal 2007 EPS Guidance of $1.04 to $1.08

BIRMINGHAM, Ala. (March 9, 2006) – Hibbett Sporting Goods, Inc. (NASDAQ/NM: HIBB), a sporting goods retailer, today announced results for the fourth quarter and fiscal year ended January 28, 2006.

Financial Highlights

Net sales for the 13-week period ended January 28, 2006, increased 12.8% to $120.8 million compared with $107.1 million for the 13-week period ended January 29, 2005. Comparable store sales increased 2.5% in the fourth quarter of fiscal 2006. Net income for the fourth fiscal quarter increased 21.7% to $9.9 million compared with $8.1 million in the fourth fiscal quarter of last year. Earnings per diluted share increased 26.1% to $0.29 compared with $0.23 per diluted share in the prior year.

Net sales for the 52-week period ended January 28, 2006, increased 16.6% to $440.3 million compared with $377.5 million for the 52-week period ended January 29, 2005. Comparable store sales increased 5.6% in fiscal 2006. Net income for fiscal 2006 increased 33.7% to $33.6 million compared with $25.1 million in fiscal 2005. Earnings per diluted share increased 40.0% to $0.98 from $0.70 per diluted share in the prior year.

Comparable store net sales data reflects sales for our Hibbett Sports and Sports Additions stores open through the 13-week and 52-week periods and the corresponding periods of the prior fiscal year.

The per share results reported for all periods presented herein reflect the effect of the three-for-two stock split that was distributed on September 27, 2005 to stockholders of record on September 9, 2005.

Hibbett opened a net of 23 new stores during the fourth quarter for a total of 67 net new stores in fiscal 2006, bringing the store base to 549 in 22 states as of January 28, 2006. The Company plans to open a net of approximately 80 to 85 new stores in fiscal 2007, including a net of approximately 10 to 15 stores in the first quarter.

Mickey Newsome, Chairman and Chief Executive Officer, stated, "Fiscal 2006 was our best year ever with a 40.0% increase in earnings per diluted share, a 5.6% comparable store sales increase and an operating margin that reached 11.8%.

“Despite a tough comparison to last year’s fourth quarter, we were able to reach the top end of our quarterly guidance. Our comparable store sales increase primarily came from footwear and activewear. Stronger-than-planned product margin was the primary driver behind achieving the 26.1% earnings per diluted share increase in the fourth quarter.”

Fiscal 2007 Outlook

For the first quarter ending April 29, 2006, the Company expects to report earnings per diluted share of approximately $0.32 to $0.35 (which includes $0.02 to $0.03 of equity award expense per diluted share) and a comparable store sales increase of 2.0% to 4.0%. Guidance for the 53-week period ending February 3, 2007, is estimated at approximately $1.04 to $1.08 per diluted share (which includes $0.10 to $0.13 of equity award expense per diluted share) and a comparable store sales increase in the 3.0% to 4.0% range.

The earnings per diluted share outlook includes the effect of the Company’s adoption of SFAS 123R as of January 29, 2006. During Fiscal 2007, the Company expects to incur $4.1 to $4.4 million of equity award expense on a pre-tax basis.

Stock Repurchase

During the fourth quarter, the Company repurchased 0.3 million shares of common stock for a total expenditure of $8.9 million, bringing the total shares repurchased since the inception of the program in August 2004 to 3.1 million shares for a total expenditure of $64.4 million. After considering past stock repurchases, approximately $35.6 million of the total authorization remained for future stock repurchases at the end of fiscal 2006.

Investor Conference Call and Simulcast

Hibbett Sporting Goods, Inc. will conduct a conference call at 10:00 a.m. EST on March 10, 2006, to discuss the fourth quarter results. The number to call for this interactive teleconference is (913) 981-5509. A replay of the conference call will be available until March 17th, by dialing (719) 457-0820 and entering the passcode, 4124068.

The Company will also provide an online Web simulcast and rebroadcast of its fiscal 2006-fourth quarter conference call. The live broadcast of Hibbett's quarterly conference call will be available online at www.streetevents.com and www.earnings.com on March 10, 2006, beginning at 10:00 a.m. EST. The online replay will follow shortly after the call and continue through March 24, 2006.

Hibbett Sporting Goods, Inc. operates sporting goods stores in small to mid-sized markets, predominantly in the Sunbelt, Mid-Atlantic and Midwest. The Company's primary store format is Hibbett Sports, a 5,000-square-foot store located in enclosed malls and dominant strip centers.

A WARNING ABOUT FORWARD LOOKING STATEMENTS: Certain matters discussed in this press release are "forward looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, guidance, outlook or estimate. For example, our forward looking statements include statements regarding company growth, store opening plans, sales (including comparable store sales), earnings expectations, product performance and operating efficiencies. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including economic conditions, industry trends, merchandise trends, vendor relationships, customer demand and competition. For a complete description of these factors, as well as others which could affect our business, you should carefully review the "Risk Factors," "Business" and "MD&A" sections in our Annual Report on Form 10-K filed on April 14, 2005 and our most recent prospectus supplement filed May 2, 2003. In light of these risks and uncertainties, the future events, developments or results described by our forward looking statements in this document could turn out to be materially and adversely different from those we discuss or imply. We are not obligated to release publicly any revisions to any forward looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

HIBBETT SPORTING GOODS, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)

	13 Weeks Ended		52 Weeks Ended
	January 28,	January 29,	January 28,	January 29,
	2006	2005	2006	2005
Net sales	$ 120,827	$ 107,081	$ 440,269	$ 377,534
Cost of goods sold, including warehouse,
distribution, and store occupancy costs	80,156	72,110	293,368	255,250
Gross profit	40,671	34,971	146,901	122,284
Store operating, selling, and administrative
expenses	23,057	19,795	85,060	72,923
Depreciation and amortization	2,601	2,563	10,119	9,939
Operating income	15,013	12,613	51,722	39,422
Interest income, net	250	166	1,146	425
Income before provision for income taxes	15,263	12,779	52,868	39,897
Provision for income taxes	5,368	4,649	19,244	14,750
Net income	$ 9,895	$ 8,130	$ 33,624	$ 25,147
Net Income per common share:
Basic earnings per share	$ 0.30	$ 0.24	$ 1.00	$ 0.72
Diluted earnings per share	$ 0.29	$ 0.23	$ 0.98	$ 0.70
Weighted average shares outstanding:
Basic	32,812	34,297	33,606	34,856
Diluted	33,578	35,027	34,393	35,690

Unaudited Condensed Consolidated Balance Sheets
(In thousands)

		January 28,	January 29,
		2006	2005
Assets
Cash and cash equivalents		$ 25,944	$ 58,342
Short-term investments		13,227	--
Accounts receivable, net		4,745	4,857
Inventories		108,862	103,009
Prepaid expenses and other		2,698	1,145
Total current assets		155,476	167,353
Property and equipment, net		37,645	32,913
Other assets		2,708	1,839
Total assets		$ 195,829	$ 202,105

Liabilities and Stockholders’ Investment
Accounts payable		$ 45,929	$ 50,188
Accrued expenses		10,924	11,153
Total current liabilities		56,853	61,341
Non-current deferred liabilities		14,203	10,725
Stockholders’ investment		124,773	130,039
Total liabilities and stockholders’ investment		$ 195,829	$ 202,105

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